EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRIME COMPLETES ACQUISITION OF HOTEL YOUNTVILLE FOR $96.5 MILLION

DALLAS, May 11, 2017 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) announced today that it has completed the acquisition of the 80-room Hotel Yountville in Yountville, California for $96.5 million ($1,200,000 per key), previously announced on March 1, 2017. Concurrent with the completion of the acquisition, the Company has financed the hotel with a $51.0 million non-recourse mortgage loan. This loan is interest only and provides for a floating interest rate of LIBOR + 2.55% with a five-year term. The property will be managed by Remington Lodging.
The purchase price for the Hotel Yountville represents, as of December 31, 2016, a trailing 12-month capitalization rate of 6.2% on hotel net operating income of $6.0 million and a trailing 12-month 14.5x hotel EBITDA multiple, according to the Company’s preliminary estimates based on unaudited operating financial data provided by the sellers. On a forward 12-month basis, the purchase price represents an estimated capitalization rate of 6.8% on estimated hotel net operating income of $6.5 million and an estimated 13.4x hotel EBITDA multiple, according to the Company’s preliminary estimates based on unaudited operating financial data provided by the sellers. A reconciliation of non-GAAP financial measures is included in the financial table below.
Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the future performance and ability of the Hotel Yountville to meet financial projections. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime's control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Prime's filings with the Securities and Exchange Commission. The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Ashford Hospitality Prime
Hotel Yountville
Reconciliation of Estimated Hotel Net Income to Estimated Hotel EBITDA and Estimated Hotel Net Operating Income
(Unaudited, in millions)

		Estimated
	Twelve Months	Twelve Months
	Ended December 31,	Ending December 31,
	2016	2017
Hotel Net Income	$4.3	$3.8

Adjustment:
Depreciation and amortization	$2.3	$2.3
Interest expense	$—	$1.1

Hotel EBITDA	$6.7	$7.2

Adjustment:
Capital reserve	$(0.6)	$(0.7)

Hotel Net Operating Income	$6.0	$6.5

EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP"), before interest, taxes, depreciation and amortization. Hotel EBITDA multiple is defined as the purchase price divided by the estimated trailing or forward 12 month EBITDA. A capitalization rate is determined by dividing the property's annual net operating income by the purchase price. Net operating income is the property's hotel EBITDA minus a capital expense reserve.